Exhibit 10.1



                            FIRST AMENDMENT TO LEASE
                            ------------------------

            THIS AMENDMENT, made the 18th day of August, 2004 by and between Arthur J. Rogers & Co., as managing agent for the beneficiary owner, as Landlord, and Immtech International, Inc., a Delaware Corporation, (herein referred to as "Tenant").

                                   WITNESSETH
                                   ----------

            That the Lease Agreement dated August 26, 1999, between the parties hereto, covering 10,600 square feet of space in the building known by street address as 150 Fairway Drive, Suite 148-150, Vernon Hills, Illinois 60061, as more particularly shown in said Lease, for a term commencing November 15, 1999 and expiring March 14, 2005 is hereby further amended and extended as follows:

                                       AND
                                       ---

            WHEREAS, Landlord and Tenant now desire to amend said Lease in the following manner, but in no other respects;


            NOW, THEREFORE, in consideration of the premises and of the covenants herein made, Landlord and Tenant agree that the above described Lease be amended as follows:

      1.0   TERM

            Effective March 15, 2005 said Lease is extended for a term of five
(5) years, expiring March 14, 2010.

      1.1   RENTAL

            Tenant shall pay to Landlord the sum of Five hundred thousand, eight hundred fifty dollars and 00/100 ($500,850.00) as rent in installments as follows:

            From 3/15/05 to 3/14/06 in monthly installments of $8,170.83 From 3/15/06 to 3/14/07 in monthly installments of $8,170.83 From 3/15/07 to 3/14/08 in monthly installments of $8,170.83 From 3/15/08 to 3/14/09 in monthly installments of $8,612.50 From 3/15/09 to 3/14/10 in monthly installments of $8,612.50

      1.2   ADDITIONAL RENT - REAL ESTATE TAX AND TENANT'S PROPORTIONATE SHARE

            In addition to Fixed Rent, Tenant shall pay to Landlord Tenant's proportionate share (8.87%) ("Tenant's Proportionate Share") of all taxes and assessments, general and special, and all other impositions, ordinary and extraordinary, of any kind and nature whatsoever (or any substitution thereof), which may be levied, assessed or imposed upon the Development (as
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constructed from time to time) and Tenant's proportionate share of any and all reasonable fees and expenses incurred by Landlord in its efforts to reduce said taxes (collectively "Real Estate Taxes"). If Landlord is successful in reducing said taxes, Tenant shall share proportionately in such reduction.

            The Landlord shall in good faith estimate the real estate taxes to be incurred by the Landlord during each year of the Lease and a sum equal to one twelfth (1/12th) thereof shall be paid by the Tenant each month of the term of this Lease.

            Payment of additional rental for Tenant's proportionate share of real estate taxes is due within ten (10) days following Tenant's receipt of the invoice. Late payments are subject to late charges as included in Section 1.7. Within ninety (90) days following receipt of the bill for real estate taxes for the applicable year, Landlord shall furnish the Tenant with a copy of the same and there shall be an adjustment between the Landlord and Tenant with payment to or a refund by Landlord, as the case may be, so that the amount charged to the Tenant does not exceed Tenant's proportionate share of the real estate taxes actually paid.

            Upon the termination of the Lease, by lapse of time or otherwise, the Tenant shall pay Tenant's proportionate share based upon the actual amount of real estate taxes, if known, or if not known, based on an estimate of the previous year's actual real estate taxes prorated for any partial calendar year. This amount will be billed and due prior to the last day of occupancy.

      1.3   ADDITIONAL RENT - COMMON AREA EXPENSES

            Tenant shall pay to the Landlord as additional rent for the Premises, Tenant's proportionate share (6.51%) of the expenses attributable to "Common Areas" (hereafter defined). If, when billed, the Tenant's proportionate share has been estimated, the Landlord shall, upon receipt of the bill for Common area expenses for the applicable year compute the actual amount payable by the Tenant and either refund overpayment or bill the Tenant for underpayment. Billings for additional rental for Common Area Expense are due within ten (10) days following receipt of the invoice. Late payments are subject to late charges as included in Section 1.7.

            The Landlord shall in good faith estimate the "Common area expenses" (hereafter defined) to be incurred by the Landlord during each year of the Lease and a sum equal to one twelfth (1/12th) thereof shall be paid by the Tenant each month of the term of this Lease.

            "Common area expenses" shall mean any and all reasonable expenses incurred by the Landlord in connection with common areas within the Building and Development, including, but not limited to, snow removal, landscaping, exterior window washing, parking lot, the roof, exterior wall, foundation, sidewalk repair and maintenance, cleaning, fire and extended coverage insurance and liability insurance against casualties in such Common Areas, management fees and other expenses usually and customarily charged to tenants as Common Area expenses in like industrial developments, but excluding capital expenditures of any kind. Landlord expressly reserves the right to determine the manner in which these common areas shall be maintained. Landlord shall maintain areas in a first-class manner.

            Within ninety (90) days following the end of each calendar year during the term of the Lease, Landlord will furnish Tenant with a Statement of Common area expenses prepared

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and certified to by an independent certified public accountant, which Statement shall be binding on Landlord and Tenant. Any overpayment made by the Tenant shall be refunded to Tenant and any underpayment shall be billed to and paid by Tenant. In the event of any dispute as to Tenant's proportionate share of Common area expenses, the Tenant shall have the right once each twelve (12) calendar month period, upon reasonable written notice, at its own expense, to inspect the Landlord's accounting records relative to Common area expenses at Landlord's accounting office during normal business hours. Unless Tenant shall take written exception to any item included in Common area expenses for any period prior to such inspection within fifteen (15) days following such inspection, all previous statements shall be considered as final and accepted by the Tenant. Tenant shall have the right to copy Landlord's records at the Tenant's expenses within Landlord's office.

            Upon the termination of the Lease, by lapse of time or otherwise, the Tenant shall pay Tenant's proportionate share based upon the actual amount of Common area expenses, if known, or if not known, based on an estimate of the previous year's actual Common area expenses prorated for any partial calendar year. This amount will be billed and due prior to the last day of occupancy. If, when billed, the Tenant's proportionate share has been estimated, the Landlord shall, upon receipt of the bill for Common area expenses for the applicable year compute the actual amount payable by the Tenant and either refund overpayment or bill Tenant for underpayment.

      1.4   DEFINITION OF TENANT'S PROPORTIONATE SHARE

            For sections 1.2 "Tenant's proportionate share" has been computed by dividing 119,540 square feet (the total rentable area of the industrial buildings) into 10,600 square feet (the square footage of the leased premises).

            For sections 1.3 "Tenant's proportionate share" has been computed by dividing 162,740 square feet (the total rentable area of the entire development) into 10,600 square feet (the square footage of the leased premises).

COMMISSIONS

            With regards to the Landlord and the Landlord's Exclusive Agent (Arthur J. Rogers & Company) paying commissions for existing Tenants renewing, extending or expanding their Lease, it is expressly understood, in all cases, that the Tenant's representative, if any, will be directly compensated for its services by the Tenant. And further, both the Landlord and the Landlord's Exclusive Agent reserves the right to require written confirmation from the Tenant, that the Tenant is responsible for such compensation prior to commencing any communications or discussions with the Tenant's Representative.

            It is mutually understood and agreed by the parties hereto that, unless specifically changed or amended above, this Lease Amendment does not modify or amend any of the provisions, conditions, terms or covenants of the Lease dated August 26, 1999 and all Amendments thereto.

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RATIFIED AND CONFIRMED

            WITNESS the signature and seal of Landlord this ___ day of _______________, 2004 A.D., and the signature and seal of Tenant this ___ day of
_______________, 2004 A.D. THE LANDLORD:


THE LANDLORD:                            THE TENANT:

ARTHUR J. ROGERS & CO., as Managing      IMMTECH INTERNATIONAL INC., a Delaware
   agent for the beneficiary owner.         corporation



By:                                      By:
   ------------------------------------     ------------------------------------
   Name:  William G. Schmitz                Name:
   Title: RPA/President                     Title:
   Date:                                    Date:

            Landlord's offer may be withdrawn by the Landlord or its Agent at any time without notice, and does not constitute a binding offer or Lease Amendment until properly signed by all parties to the Lease Amendment, and a fully executed copy is delivered by the Landlord to the Tenant.




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